Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of Ambev S.A. of our report dated March 05, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting of Companhia de Bebidas das Américas – AmBev (“Ambev”), which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores Independentes

PricewaterhouseCoopers Auditores Independentes

São Paulo, SP

June 28, 2013